UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

HIGHLAND HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-31906	57-1183293
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

8405 Greensboro Drive, Suite 500, McLean, Virginia 22102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (703) 336-4901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 22, 2005, Highland Hospitality Corporation (the “Company”), a lodging real estate investment trust, or REIT, entered into a definitive agreement to acquire the 410-room Wyndham Palm Springs hotel from AP/APH Palm Springs, L.P. The purchase price for the hotel is $57 million, plus customary closing costs. The parties currently anticipate that the transaction will close in July 2005. A copy of the Company’s press release announcing the definitive agreement is attached as Exhibit 99.1 to this report.

The Company has deposited $2.9 million under the purchase and sale agreement (the “PSA”). The deposit is non-refundable except in the event of (i) a default under the PSA by the seller or (ii) as expressly otherwise provided in the PSA. Consummation of the transaction is subject to customary closing conditions, including without limitation (i) the accuracy of the seller’s representations and warranties as of closing; (ii) the seller’s performance of its obligations under the PSA; (iii) the receipt of certain third-party consents; and (iv) the absence of condemnation proceedings or casualty events. There are no assurances that the conditions will be met or that the transaction will be completed.

The Company intends to fund the acquisition from several sources, including proceeds from mortgage financing on the property, proceeds from borrowing capacity under the Company’s term loan facility, and/or cash currently available on hand.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

c) The following exhibits are included with this report:

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement, dated May 16, 2005, between AP/APH Palm Springs, L.P. and Highland Hospitality, L.P.

10.1.1	Fifth Amendment to Purchase and Sale Agreement, dated June 22, 2005, between AP/APH Palm Springs, L.P. and Highland Hospitality, L.P.

99.1	Press release dated June 23, 2005 announcing the signing of a definitive agreement to acquire the Wyndham Palm Springs hotel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND HOSPITALITY CORPORATION

Date: June 28, 2005	By:	/s/ Douglas W. Vicari
Douglas W. Vicari Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Purchase and Sale Agreement, dated May 16, 2005, between AP/APH Palm Springs, L.P. and Highland Hospitality, L.P.

10.1.1	Fifth Amendment to Purchase and Sale Agreement, dated June 22, 2005, between AP/APH Palm Springs, L.P. and Highland Hospitality, L.P.

99.1	Press release dated June 23, 2005 announcing the signing of a definitive agreement to acquire the Wyndham Palm Springs hotel